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                                                                    EXHIBIT 8.2



                       [BEST & FLANAGAN PLLP LETTERHEAD]



                                October 28, 1996


Aequitron Medical, Inc.
14800 28th Avenue North
Minneapolis, Minnesota


        Re: Proxy Statement of Aequitron Medical, Inc. and Prospectus of Nellcor Puritan Bennett Incorporated


Ladies and Gentlemen:

        We have acted as counsel to Aequitron Medical, Inc. ("Aequitron") in connection with the Registration Statement on Form S-4 (the "Registration Statement") of Nellcor Puritan Bennett Incorporated ("NPB") which includes the Proxy Statement of Aequitron and Prospectus of NPB (the "Proxy Statement/Prospectus"). Unless otherwise indicated, any defined terms used herein shall have the meanings ascribed to them in the Proxy Statement/Prospectus. In rendering this opinion, we have relied upon letters delivered to us by NPB, Aequitron and affiliates of NPB and Aequitron containing certain representations relevant to this opinion. We hereby confirm that the discussion under the caption "The Merger - Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus expresses our opinion as to the material federal income tax consequences to NPB, Aequitron and the Aequitron shareholders with respect to the Merger, as long as the Merger is effected in accordance with the terms of that certain Amended and Restated Agreement and Plan of Merger, dated as of September 9, 1996 and amended as of October 21, 1996 by and between NPB and Aequitron.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "The Merger
- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In providing this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                     Very truly yours,


                                     Best & Flanagan
                                     Professional Limited Liability Partnership